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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                       [ ]
Filed by a Party other than the Registrant    [X]

check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12

                                              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e) (2)

                            COMPUTER HORIZONS CORP.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    AQUENT LLC, AQUENT INC., JOHN H. CHUANG,
                      STEVEN M. KAPNER AND MIA M. WENJEN
   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price on other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

     [ ]  Fee paid previously with preliminary material








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        IMPORTANT MAILING INSTRUCTIONS FOR COMPUTER HORIZONS SHAREHOLDERS

                         RE: MAY 14, 2003 ANNUAL MEETING

                  YOU WILL SOON RECEIVE ANOTHER GOLD PROXY CARD

                     VOTING YOUR GOLD PROXY IS FAST AND EASY

         By now you should have received a copy our original proxy materials and a GOLD proxy card. Because there are only days until our Company's Annual Meeting, we are sending a copy of our latest shareholder letter directly to you so that you have a chance to read it before voting your shares.

         Along with our original proxy materials, you should have received a pre-paid UPS envelope. To return your GOLD proxy card AT NO COST, you need only insert your card in the envelope provided and deposit it in a UPS drop box or, call for a pickup at 1-800-PICKUPS (1-800-742-5877).

         You can arrange to have the envelope picked up at your home or office and, because many of you have hectic schedules, you do not even have to be at home at the time of the pickup. Simply leave the envelope outside your door.

         Because your shares are registered in the name of your Bank or Broker, only they can provide you with a valid GOLD proxy card that can be used to cast your vote for the Annual Meeting.

            o If you still have the GOLD proxy card that was sent to you earlier in the week, we encourage you to take a moment to return it TODAY.

            o If you do not have your initial proxy card you will be able to vote in the coming days because we have arranged with your Bank or Broker to have another GOLD card sent to you via UPS, along with a replacement UPS return envelope and another copy of our latest letter.

         IMPORTANT: There are only a few days until the Computer Horizons Annual Meeting and we hope you will support us by returning the GOLD proxy card in the UPS envelope you have already received or by returning your GOLD proxy in the replacement envelope you will be receiving shortly. Failure to follow these steps could result in your shares not being voted on the GOLD card. If you have any questions or require assistance in voting your shares, please call MacKenzie Partners, Inc. at 1-800-322-2885. Thank you for your prompt attention to this matter.


         Sincerely,

         John Chuang
         Aquent LLC